UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2023, the Board of Directors (the “Board”) of 89bio, Inc. (the “Company”) adopted an amendment and restatement of the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Third Amended and Restated Bylaws”), effective as of such date, in order to, among other things:

•

Enhance procedural and disclosure requirements related to business proposals and director nominations submitted by stockholders, including to align with recently adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation:

•

Requiring additional background information and disclosures regarding proposing stockholders, proposed nominees (including clarifying the timing and procedures for providing, updating and correcting such information), proposals of other business and other persons who directly or indirectly control the proposing stockholders that are entities;

•

Requiring any stockholder submitting a notice of director nomination to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and to provide evidence that such stockholder has complied with such requirements;

•

Clarifying that any stockholder submitting a nomination or other proposal must also comply with applicable Exchange Act requirements in addition to the requirements under the Third Amended and Restated Bylaws;

•

Clarifying the Company’s ability to disregard such nomination or proposal in the event such stockholder does not provide such information or comply with such solicitation requirements or does not comply with any other applicable requirements;

•	Clarifying that a stockholder cannot nominate a greater number of director candidates than the number of directors to be elected at the applicable annual or special meeting;

•

Clarifying that a stockholder cannot make additional or substitute nominations, submit new proposal or amend or update any previously submitted nominations or other proposals following the expiration of the time periods for submitting director nominations and proposals of other business; and

•

Requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.

•	Update various provisions in line with recent amendments to the Delaware General Corporation Law (the “DGCL”), including:

•	Clarifying logistics around holding a virtual stockholder meeting, including updating the methods for giving notice of adjourned stockholder meetings to address the adjournment of virtual meetings;

•	Eliminating the requirement that the list of stockholders be open to examination at meetings of stockholders; and

•	Updating provisions related to delivery of information and documents to the Company and the Board’s authority during an emergency.

The Third Amended and Restated Bylaws also incorporate certain administrative, ministerial, clarifying and conforming changes, including changes to align with the language used in certain provisions of the DGCL.

The foregoing description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amended and Restated Bylaws, a copy of which is filed with this report as Exhibit 3.1 and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of 89bio, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: November 14, 2023	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer